PROXY STATEMENT
                           OF WESTMORELAND COAL

                     Securities and Exchange Commission
                          Washington D.C. 20549

                        SCHEDULE 14a INFORMATION
             Proxy Statement Pursuant to Sections 14(a) of the
                 Securities Exchange Act of 1934

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14(a)-12
__________________________________________________________________

                       Westmoreland Coal Company
__________________________________________________________________

             (Name of Registrant as Specified in Its Charter)

              Westmoreland Committee To Enhance Share Value

__________________________________________________________________

              (Name of Person(s) Filing Proxy Statement,
               if other than the Registrant)

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The following is added text of a Web Site at
freedomforshareholders.com.

FREEDOM FOR SHAREHOLDERS
(This appears on the home page)
(a button on this page takes the viewer to the next page which offers the following choices)

Filings with SEC
Appraisals
Bodington & Company
Concerned Shareholder Letters
Meet Our Team
Other Voices
(the button on Filings with SEC takes the viewer to the recently filed preliminary proxy statement of the Committee to Enhance
Share Value)
(the remaining pages contain a statement that the page is under construction)


The new information will be contained in the Concerned Shareholder Letters section.


VIA FEDERAL EXPRESS


15 April 1999


Frank Williams
The Westmoreland Committee to Enhance Share Value

Dear Mr. Williams:

As you know, Putnam, Hayes & Bartlett, Inc. performed a valuation of Westmoreland Coal Company's coal producing assets primarily based on the use of confidential data received from the company. Since that information is confidential, we can not provide you with an estimated value of these assets. However, based on publicly available information about Westmoreland's western coal operations and our general experience and understanding of market conditions in the Power River Basin, there appears to be the potential for enhancing the value of these operations by engaging in strategic alliances with transportation providers and achieving production efficiencies by increasing output from the mine. We have not quantified that potential.

Very truly yours,


James M. Speyer
Senior Vice President


VIA FEDERAL EXPRESS

15 April 1999



Frank Williams
The Westmoreland Committee to Enhance Share Value

Dear Mr. Williams:

As you know, Putnam, Hayes & Bartlett, Inc. performed a valuation of Westmoreland Coal Company's electric generating assets primarily based on the use of confidential data received from the company. Since that information is confidential, we can not provide you with an estimated value of these assets.
However, based on our experience and review of electric generation asset sales that have taken place as a result of electric restructuring, much of the generation sold has been at substantially above book value. The actual value, of course, depends on the specific characteristics of the generation to be sold. If an owner decided strategically that it wanted to sell its generating units, now appears to be an advantageous time to do so.

Very truly yours,


James M. Speyer
Senior Vice President